CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust and to the use of our report dated December 30, 2014 on the financial statements and financial highlights of RNC Genter Dividend Income Fund, a series of shares of Investment Managers Series Trust.   Such financial statements and financial highlights appear in the 2014 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 25, 2015

ASHLAND PARTNERS & COMPANY LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use of our Independent Accountant’s Report dated January 9, 2015, covering the period January 1, 2001 through September 30, 2014 and to all references to our firm included in the RNC Genter Dividend Income Fund provided to us on 2/12/2015.

February 24, 2015

Ashland Partners & Company LLP

/s/ Jessica Parker

Jessica Parker, CPA CIPM
Partner